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                                                                     EXHIBIT 3


                           AMENDED AND RESTATED BYLAWS

                                       OF

                             RELIANT RESOURCES, INC.

         Adopted and Amended by Resolution of the Board of Directors on
                                 April 27, 2001


                                    ARTICLE I

                                  CAPITAL STOCK

         Section 1. Share Ownership. Shares for the capital stock of the Company shall be certificated; provided, however, that the Board of Directors of the Company may provide by resolution or resolutions that some or all of any or all classes or series of the Company's stock may be uncertificated shares. Owners of shares of the capital stock of the Company shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Company. Any certificates representing such shares shall be signed by the Chairman of the Board, if there is one, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary and shall be sealed with the seal of the Company, which signatures and seal may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer at the date of its issuance.

         Section 2. Stockholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of stock or other security of the Company. The Company may be its own transfer agent if so appointed by the Board of Directors. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

         Section 3. Transfer of Shares. The shares of the capital stock of the Company shall be transferable in the share transfer records of the Company by the holder of record thereof, or his duly authorized attorney or legal representative. All certificates representing shares surrendered for transfer, properly endorsed, shall be canceled and new certificates for a like number of shares shall be issued therefor. In the case of lost, stolen, destroyed or mutilated certificates representing shares for which the Company has been requested to issue new certificates, new certificates or other evidence of such new shares may be issued upon such conditions as may be



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required by the Board of Directors or the Corporate Secretary or an Assistant
Corporate Secretary for the protection of the Company and any transfer agent or registrar. Uncertificated shares shall be transferred in the share transfer records of the Company upon the written instruction originated by the appropriate person to transfer the shares.

         Section 4. Stockholders of Record and Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the share transfer records shall be closed for a stated period of not more than sixty days, and in the case of a meeting of stockholders not less than ten days, immediately preceding the meeting, or it may fix in advance a record date for any such determination of stockholders, such date to be not more than sixty days, and in the case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the day next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Company, in the City of Houston, Texas, or at such other place within or without the State of Delaware as may be designated by the Board of Directors or officer calling the meeting.

         Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or as may otherwise be stated in the notice of the meeting. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Company.

         Section 3. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, or a majority of the Board of Directors and may not be called by holders of shares of the Company's common stock. Unless otherwise provided by the General Corporation Law of the State of Delaware (the "DGCL"), by the Restated Certificate of Incorporation of the Company or by any provisions established pursuant thereof with respect to the rights of holders of one or more outstanding series of the Company's preferred stock, effective upon and commencing as of the date on which REI (as hereinafter defined) shall first cease to own, either



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directly or indirectly, at least a majority of the then issued outstanding shares of the Company's common stock (such date hereinafter referred to as the "Trigger Date"), special meetings of the stockholders of the Company may be called at any time only by the Chairman of the Board, if there is one, the President and Chief Executive Officer of the Company, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons. As used in these Bylaws, "REI" shall mean Reliant Energy, Incorporated, a Texas corporation ("Reliant Energy"), any successor to Reliant Energy by means of reorganization, merger, consolidation, conveyance or transfer or any ultimate parent company of Reliant Energy.

         Section 4. Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Corporate Secretary or the officer or person calling the meeting to each stockholder of record entitled to vote at such meetings. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid.

         Any notice required to be given to any stockholder, under any provision of the DGCL, the Restated Certificate of Incorporation of the Company or these Bylaws, need not be given to a stockholder if notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or all (but in no event less than two) payments (if sent by first class mail) of dividends or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Company a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         Section 5. Voting List. The officer or agent having charge of the share transfer records for shares of the Company shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal place of business of the Company and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of stockholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.

         Section 6. Voting; Proxies. Except as otherwise provided in the Restated Certificate of Incorporation of the Company or as otherwise provided under the DGCL, each holder of shares



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of capital stock of the Company entitled to vote shall be entitled to one vote for each share standing in his name on the records of the Company, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power. At each election of directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more directors.

         Section 7. Quorum and Vote of Stockholders. Except as otherwise provided by law, the Restated Certificate of Incorporation of the Company or these Bylaws, the holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, but, if a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. With respect to each matter other than the election of directors as to which no other voting requirement is specified by law, the Restated Certificate of Incorporation of the Company or in this Section 7, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders. With respect to a matter submitted to a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the New York Stock Exchange, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by law, the Restated Certificate of Incorporation of the Company or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting at which a quorum is present shall be the act of the stockholders, provided that approval of such matter shall also be conditioned on any more restrictive requirement of such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as applicable, being satisfied. With respect to the approval of independent public accountants (if submitted for a vote of the stockholders), the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders.

         Section 8. Presiding Officer and Conduct of Meetings. The Chairman of the Board, if there is one, or in his absence, the Chief Executive Officer, if there is one, or in his absence, the President shall preside at all meetings of the stockholders or, if such officers are not present at a meeting, by such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Company present at the meeting. The Corporate Secretary of the Company, if present, shall act as secretary of each meeting of stockholders; if he is not present at a meeting, then such person as may be designated by the presiding officer shall act as secretary of the meeting. Meetings of stockholders shall follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting of stockholders and the determination of procedure and rules shall be within the absolute discretion of the officer presiding at such meeting (the "Chairman of the Meeting"), and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules.



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Accordingly, in any meeting of stockholders or part thereof, the Chairman of the
Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

                  (a) If disorder should arise which prevents continuation of the legitimate business of meeting, the Chairman of the Meeting may announce the adjournment of the meeting; and upon so doing, the meeting shall be immediately adjourned.

                  (b) The Chairman of the Meeting may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

                  (c) A resolution or motion proposed by a stockholder shall only be considered for vote of the stockholders if it meets the criteria of Article II, Section 9 (Proper Business--Annual Meeting of Stockholders) or Article II, Section 10 (Proper Business--Special Meeting of Stockholders), as the case may be. The Chairman of the Meeting may propose any resolution or motion for vote of the stockholders.

                  (d) The order of business at all meetings of stockholders shall be determined by the Chairman of the Meeting.

                  (e) The Chairman of the Meeting may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time taken up by the remarks or questions of any stockholder, limits on the number of questions per stockholder and limits as to the subject matter and timing of questions and remarks by stockholders.

                  (f) Before any meeting of stockholders, the Board of Directors
         (i) shall appoint three persons other than nominees for office to act as inspectors of election at the meeting or its adjournment and (ii) may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the Meeting shall appoint one or more, up to a maximum of three, inspectors of election to act at the meeting of the stockholders.

                  The duties of the inspectors shall be to:

                           (i) determine the number of shares outstanding and
                  the voting power of each such share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots;

                           (ii) receive votes or ballots;

                           (iii) hear and determine all challenges and questions
                  in any way arising in connection with the vote and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

                           (iv) count and tabulate all votes and ballots;



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                           (v) report and certify to the Board of Directors the
                  results based on the information assembled by the inspectors; and

                           (vi) do any other acts that may be proper to conduct
                  the election or vote with fairness to all stockholders.

                  (g) Each inspector of election, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

                  (h) In determining the validity and counting of proxies and ballots, the inspectors of election shall be limited to an examination of the items specifically allowed by Section 231(d) of the DGCL.

         All determinations of the Chairman of the Meeting shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least 80% of the voting power of the shares of capital stock of the Company entitled to vote in the election of directors held by stockholders present in person or represented by proxy at such meeting.

         Section 9. Proper Business--Annual Meeting of Stockholders. At any annual meeting of stockholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business (other than business relating to any nomination of directors, which is governed by Article III, Section 4 of these Bylaws) must (a) be specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise be properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof) or (c) otherwise (i) be properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this Section 9 and
(ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before an annual meeting of stockholders, any stockholder who intends to bring any matter (other than a matter relating to any nomination of directors, which is governed by Article III, Section 4 of these Bylaws) before an annual meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder's intent to bring such matter before the annual meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Company. Such notice must be received by the Corporate Secretary not less than ninety days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held. In no event shall the public disclosure of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as described above.

         To be in proper written form, a stockholder's notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear



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on the Company's books and records, of the stockholder proposing such business,
(c) evidence, reasonably satisfactory to the Corporate Secretary of the Company, of such stockholder's status as such and of the number of shares of each class of capital stock of the Company of which such stockholder is the beneficial owner, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names and the number of shares beneficially owned by them) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 9. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act. When used in these Bylaws, "person" has the meaning ascribed to such term in Section 2(a)(2) of the Securities Act of 1933, as amended, as the context may require.

         Within thirty days after such stockholder shall have submitted the aforesaid items, the Corporate Secretary or the Board of Directors of the Company shall determine whether the proposed business has been properly requested to be brought before the annual meeting of stockholders and shall notify such stockholder in writing of its determination. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Corporate Secretary or the Board of Directors of the Company determines that the proposed business otherwise has not been properly requested, then such proposal by such stockholder shall not be voted upon by the stockholders of the Company at such annual meeting of stockholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal made by a stockholder of the Company pursuant to this Section 9 was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

         Nothing in this Section 9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors of the Company.

         Section 10. Proper Business--Special Meeting of Stockholders. At any special meeting of stockholders, only such business shall be conducted as shall have been stated in the notice of such meeting or shall otherwise have been properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof).

         Section 11. Action by Written Consent. Effective upon and commencing as of the Trigger Date, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, and the power of the stockholders of the Company to consent in writing to the taking of any action by written consent without a meeting is specifically denied.



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                                   ARTICLE III

                                    DIRECTORS

         Section 1. General. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the Restated Certificate of Incorporation of the Company, the Board of Directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject to the provisions of the DGCL, the Restated Certificate of Incorporation of the Company and these Bylaws; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

         Section 2. Classification of Board of Directors; Qualifications. Each director elected by the holders of Preferred Stock pursuant to Division A of Article FOURTH of the Restated Certificate of Incorporation of the Company (or elected by such directors to fill a vacancy) shall serve for a term ending upon the earlier of the election of his successor or the termination at any time of a right of the holders of Preferred Stock to elect members of the Board of Directors.

         The number of directors which shall constitute the whole Board of Directors shall be fixed in the manner provided in the Restated Certificate of Incorporation of the Company. As provided in Article FIFTH of the Restated Certificate of Incorporation of the Company, effective upon and commencing as of the Trigger Date, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes:
Class I, Class II and Class III.

         At each annual election on or after the Trigger Date, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

         Notwithstanding the provision in Article FIFTH of the Restated Certificate of Incorporation of the Company that, commencing as of the Trigger Date, the three classes of directors shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         No person shall be eligible to serve as a director of the Company subsequent to the annual meeting of stockholders occurring on or after the first day of the month immediately following the month of such person's seventieth birthday. Any vacancy on the Board of Directors resulting from any director being rendered ineligible to serve as a director of the Company by the immediately preceding sentence shall be filled by a majority of the remaining



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directors then in office, even though less than a quorum of the Board of
Directors. Any director chosen to succeed a director who is so rendered ineligible to serve as a director of the Company shall be of the same class as the director he or she succeeds.

         No person shall continue to serve as a member of the Board of Directors if the director ceases for any reason to hold the principal employment or position he or she held at the time first elected to the Board of Directors and does not secure a comparable employment or position, as determined in the sole judgment of the Board of Directors, within one year thereof.

         No person who is also an employee of the Company or one of its corporate affiliates shall continue to serve as a member of the Board of Directors after his or her retirement, termination or downward change in status in the Company, as determined in the sole judgment of the Board of Directors.

         The Board of Directors may waive any qualification set forth above in this Section 2 if it determines that the director has special skill, experience or distinction having value to the Company that is not readily available or transferable. Any such waiver shall be made by a majority of the Board of Directors, excluding the director whose disqualification is being waived.

         Any vacancies on the Board of Directors resulting from the disqualification of a director by virtue of the above qualifications may be filled as provided in Section 3 of this Article III.

         The above qualifications and limitations notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed.

         Section 3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director's successor shall have been elected and qualified or until his earlier death, resignation or removal.

         Notwithstanding the foregoing paragraph of this Section 3, whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions of Division A of Article FOURTH of the Restated Certificate of Incorporation of the Company, any vacancy or vacancies resulting by reason of the death, resignation, disqualification or removal of any director or directors or any increase in the number of directors shall be filled in accordance with the provisions of such division.

         Section 4. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any stockholder (each, a "Nominator") entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Corporate Secretary of the Company as set forth in this Section 4. To be timely in connection



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with an annual meeting of stockholders, a Nominator's notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held. To be timely in connection with any election of a director at a special meeting of the stockholders, a Nominator's notice, setting forth the name of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Company not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than forty-seven days' notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, the Nominator's notice to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Corporate Secretary of the Company, that the Nominator is a stockholder of the Company and shall identify in writing (a) the name and address of the Nominator,
(b) the number of shares of each class of capital stock of the Company owned beneficially by the Nominator, (c) the name and address of each of the persons with whom the Nominator is acting in concert, (d) the number of shares of capital stock beneficially owned by each such person with whom the Nominator is acting in concert and (e) a description of all arrangements or understandings between the Nominator and each nominee and any other persons with whom the Nominator is acting in concert pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Exchange Act and (ii) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and that he is eligible for election as a member of the Board of Directors. Within thirty days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Corporate Secretary of the Company, the Corporate Secretary of the Company shall determine whether the evidence of the Nominator's status as a stockholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. The failure of the Corporate Secretary of the Company to find such evidence reasonably satisfactory, or the failure of the Nominator to submit the requisite information in the form or within the time indicated, shall make the person to be nominated ineligible for nomination at the meeting at which such person is proposed to be nominated. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act.

         Section 5. Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors may be held either within or without the State of Delaware, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the principal office of the Company.

         Section 6. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the stockholders for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. No notice of any kind to either existing or newly elected members of the Board of Directors for such annual or regular meetings shall be necessary.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Corporate Secretary of the Company or a majority of the directors then in office. Notice shall be sent by mail, facsimile or telegram to the last known address of the director at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. Quorum and Voting. Except as otherwise provided by law, a majority of the number of directors fixed in the manner provided in the Restated Certificate of Incorporation of the Company shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Restated Certificate of Incorporation of the Company or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

         Section 9. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

         Section 10. Removal. Effective upon and commencing as of the Trigger Date, no director of the Company may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Company generally entitled to vote in the election of directors, voting together as a single class.

         Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Company in any matter of substantial importance to the Company by (A) the affirmative vote of at least 80% of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Company.

         Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the Restated Certificate of Incorporation of the Company or the Board of Directors' resolution providing for the establishment of any series of Preferred Stock, any such director of the Company so elected may be removed in accordance with the provisions of the Restated Certificate of Incorporation of the Company or that Board of Directors' resolution.

         No proposal by a stockholder to remove a director of the Company, regardless of whether such director was elected by holders of outstanding shares of any series of Preferred Stock (or elected by such directors to fill a vacancy), shall be voted upon at an annual meeting of the stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set forth in this Section 10) and in writing to the Corporate Secretary of the Company (a) notice of such proposal, (b) a statement of the grounds, if any, on which such director is proposed to be removed, (c) evidence, reasonably satisfactory to the Corporate Secretary of the Company, of such stockholder's status as such and of the number of shares of each class of the capital stock of the Company beneficially owned by such stockholder, (d) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such stockholder is acting in concert, and of the number of shares of each class of the capital stock of the Company beneficially owned by each such beneficial owner and (e) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Company (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the stockholders of the Company by the required vote as set forth in the first paragraph of this Section 10, such removal would not be in conflict with the laws of the State of Delaware, the Restated Certificate of Incorporation of the Company or these Bylaws. To be timely in connection with an annual meeting of stockholders, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such stockholder shall have delivered the aforesaid items to the Corporate Secretary of the Company, the Corporate Secretary and the Board of Directors of the Company shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of their respective determinations. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Corporate Secretary or the Board of Directors of the Company determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Company at such annual meeting of the stockholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal to remove a director of the Company was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Beneficial ownership shall be determined as specified in accordance with Rule 13d-3 under the Exchange Act.

         No proposal by a stockholder to remove a director of the Company, regardless of whether such director was elected by holders of outstanding shares of any series of Preferred Stock (or elected by such directors to fill a vacancy), shall be voted upon at a special meeting of the stockholders.

         Section 11. Executive and Other Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the full Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee, and one or more other committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Subject to such restrictions as may be contained in the Company's Restated Certificate of Incorporation or that may be imposed by the DGCL, any such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders of the Company, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Company. Each duly authorized action taken with respect to a given matter by any such duly appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter.

         The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. The Board of Directors shall name a chairman at the time it designates members to a committee. Each such committee shall appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 5 and 7 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Officers. The officers of the Company shall consist of a President and a Corporate Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint. The Board of Directors may delegate to the Chairman of the Board, if there is one, and/or the Chief Executive Officer, if there is one, the authority to appoint or remove additional officers and agents of the Company. Each officer shall hold office until his successor shall have been duly elected or appointed and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director.

         Section 2. Vacancies; Removal. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. The Board of Directors may at any time remove any officer of the Company, whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 3. Powers and Duties of Officers. The officers of the Company shall have such powers and duties as generally pertain to their offices as well as such powers and duties as from time to time shall be conferred by the Board of Directors. The Corporate Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

                                    ARTICLE V

                                 INDEMNIFICATION

         Section 1. General. The Company shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, claims, damages and, subject to Article V, Section 2 (Expenses), Expenses (as this and all other capitalized words used in this Article V not previously defined in these Bylaws are defined in Article V, Section 16 (Definitions)), whatsoever arising out of any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company or is or was serving in another Corporate Status.

         Section 2. Expenses. If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

         Section 3. Advances. In the event of any threatened or pending action, suit or proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article V, following written request to the Company by Indemnitee, the Company shall promptly pay to Indemnitee amounts to cover expenses reasonably incurred by Indemnitee in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as provided in these Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

         Section 4. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company all expenses paid by the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Article V or by final judgment or other final adjudication under the provisions of any applicable law that Indemnitee is not entitled to be indemnified by the Company for such expenses.

         Section 5. Request for Indemnification. To obtain indemnification, Indemnitee shall submit to the Corporate Secretary of the Company a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by Indemnitee. The Corporate Secretary of the Company shall promptly advise the Board of Directors of such request.

         Section 6. Determination of Entitlement; No Change of Control. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Company shall furnish notice to Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within fourteen days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Company or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

         Section 7. Determination of Entitlement; Change of Control. If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Company written notice advising of the identity and address of the Independent Counsel so selected. The Company may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Company, submit the name of another Independent Counsel and the Company may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 7 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion.

Indemnitee may petition the Court for a determination that the Company's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.

         Section 8. Procedures of Independent Counsel. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article V) to be entitled to indemnification upon submission of a request for indemnification in accordance with Article V, Section 5 (Request for Indemnification), and thereafter the Company shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

         Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Article V, Section 6 (Determination of Entitlement; No Change of Control) or Section 7 (Determination of Entitlement; Change of Control) to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article V) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Company shall be deemed to have acted in a manner not opposed to the best interests of the Company.

         For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise or on information supplied to him by the officers of the Company or another enterprise in the course of their duties or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section shall mean any other company or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article V.

         Section 9. Independent Counsel Expenses. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article V and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

         Section 10. Adjudication. In the event that (i) a determination is made pursuant to Article V, Section 6 (Determination of Entitlement; No Change of Control) or Section 7 (Determination of Entitlement; Change of Control) that Indemnitee is not entitled to indemnification under this Article V; (ii) advancement of Expenses is not timely made pursuant to Article V, Section 3 (Advances); (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within ninety days after being appointed by the Court, (b) within ninety days after objections to his selection have been overruled by the Court or (c) within ninety days after the time for the Company or Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Article V, Section 6 (Determination of Entitlement; No Change of Control), Section 7 (Determination of Entitlement; Change of Control) or Section 8 (Procedures of Independent Counsel), Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 10, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

         The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Article V are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all provisions of this Article V. In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article V, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

         Section 11. Participation by the Company. With respect to any such claim, action, suit, proceeding or investigation as to which Indemnitee notifies the Company of the commencement thereof: (a) the Company will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After receipt of notice from the Company to Indemnitee of the Company's election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Article V for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless
(i) the employment of counsel by Indemnitee has been authorized by the Company,
(ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article V. The Company shall not be entitled to assume the defense of any action, suit, proceeding or investigation brought in the name of or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and (c) the Company shall not be liable to indemnify Indemnitee under this Article V for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee's written consent, which consent shall not be unreasonably withheld.

         Section 12. Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Article V shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Restated Certificate of Incorporation of the Company, these Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article V or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article V shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article V nor those of any agreement to which the Company is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article V as having the right to receive indemnification or is not a party to any such agreement, but whom the Company has the power or obligation to indemnify under the provisions of the DGCL.

         Section 13. Insurance and Subrogation. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnity such person against such expense, liability or loss under applicable law.

         The Company shall not be liable under this Article V to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Company to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         Section 14. Severability. If any provision or provisions of this
Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article V shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         Section 15. Certain Actions for Which Indemnification Is Not Provided. Notwithstanding any other provision of this Article V, no person shall be entitled to indemnification or advancement of Expenses under this Article V with respect to any Proceeding, or any Matter therein, brought or made by such person against the Company.

         Section 16. Definitions. For purposes of this Article V:

         "Change of Control" means a change in control of the Company after both the Trigger Date and the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that notwithstanding the foregoing, the distribution of the shares of the Company's common stock by REI to its shareholders shall not be a Change of Control.

         "Corporate Status" describes the status of Indemnitee as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company.

         "Court" means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

         "Designated Professional Capacity" shall include, but not be limited to, a physician, nurse, psychologist or therapist, registered surveyor, registered engineer, registered architect, attorney, certified public accountant or other person who renders such professional services within the course and scope of his employment, who is licensed by appropriate regulatory authorities to practice such profession and who, while acting in the course of such employment, committed or is alleged to have committed any negligent acts, errors or omissions in rendering such professional services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral opinion to third parties).

         "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

         "Indemnitee" includes any officer (including an officer acting in his Designated Professional Capacity) or director of the Company who is, or is threatened to be made, a witness in or a party to any Proceeding as described in
Article V, Section 1 (General) or Section 2 (Expenses) by reason of his Corporate Status.

         "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

         "Matter" is a claim, a material issue or a substantial request for relief.

         "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Article V, Section 10 (Adjudication) to enforce his rights under this Article V.

         Section 17. Notices. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of this Article V, notify the Company of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Company shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Company shall not relieve the Company from any liability that it may have to Indemnitee otherwise than under this Article V. Any communication required or permitted to the Company shall be addressed to the Corporate Secretary of the Company and any such communication to Indemnitee shall be addressed to Indemnitee's address as shown on the Company's records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

         Section 18. Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the Company, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

         Section 19. Indemnification of Employees, Agents and Fiduciaries. The Company, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to a person who is an employee (including an employee acting in his Designated Professional Capacity), agent or fiduciary of the Company including any such person who is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 1. Offices. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801, and the name of the registered agent of the Company at such address is The Corporation Trust Company. The principal office of the Company shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same.

         Section 2. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Corporate Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 3. Seal. The Corporate Seal shall be circular in form, shall have inscribed thereon the name of the Company and may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 4. Separability. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                                  ARTICLE VII

                               AMENDMENT OF BYLAWS

         Section 1. Vote Requirements. The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose.